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                              LIMITED POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Frontier Natural Gas Corporation, an Oklahoma corporation (the "Company"), hereby constitutes and appoints David B. Christofferson, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, to execute and file any and all instruments which said attorney-in-fact and agent may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as well as any rules, regulations and requirements of any other regulatory authority, in connection with the disclosure and filing by the Company of its SB-2 Registration Statement, or any other appropriate form, with all exhibits and any and all documents required to be filed as a part of or in connection therewith, with the Securities and Exchange Commission or any other regulatory authority, until this Limited Power of Attorney is superseded or revoked, including specifically, but without limiting the generality of the foregoing, full power and authority to sign the name of the undersigned Director of the Company in his capacity as Director thereof to the SB-2 Registration Statement and to any instruments or documents filed as part of or in connections with the SB-2 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate the same, as fully as he himself might or could do if personally present; and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents on this 14th day of May, 1998.



                                                  /s/ Michael E. Johnson
                                                  ------------------------------
                                                  Michael E. Johnson